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                                                                     EXHIBIT 3.3

[SEAL]                                                               CO#217577

                            ARTICLES OF INCORPORATION

                                       OF

                       3-GEN DIAGNOSTIC LABORATORIES, INC.

     WE, THE UNDERSIGNED, natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

                                 CORPORATE NAME

     The name of this corporation is: 3-GEN DIAGNOSTIC LABORATORIES, INC.

                                   ARTICLE II

                             DURATION OF CORPORATION

     The corporation is to have a perpetual existence.

                                   ARTICLE III

                                GENERAL PURPOSES

     A.   To provide medical research and laboratory services.

     B.   To acquire or merge into existing businesses.

     C. To buy, sell, mortgage, exchange, lease, hold for investment or otherwise operate real and personal property of all kinds and interests therein.

     D. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of this corporation, and the purposes and powers therein specified shall not be limited or restricted by the terms of the articles or any articles hereof.

                                        1
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                                   ARTICLE IV

                                     SHARES

     The aggregate number of shares, which this corporation shall have authority to issue, is 1,000,000 shares, at one dollar ($1.00) par value. All stock of the corporation shall be of the same class, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call or assessment.

                                    ARTICLE V

                   PREEMPTIVE RIGHTS AND NONCUMULATTVE VOTING

     Shareholders shall have preemptive rights to acquire unissued shares of the stock of this corporation.

     At each election of Directors, shareholders entitled to vote at such election shall have no rights to accumulate their votes; rather, each shareholder shall have as many votes as the number of such shareholder's shares.

                                   ARTICLE VI

                               COMMENCING BUSINESS

     This corporation will not commence business until at least $1,000.00 in cash or property has been received by it as consideration of the issuance of its shares.

                                   ARTICLE VII

                           REGISTERED OFFICE AND AGENT

     The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                               FRANK LEO SPANGLER
                              1317 ROYAL TROON #11
                              HOLLADAY, UTAH 84124

                                        2
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                                  ARTICLE VIII

                                    DIRECTORS

     The number of Directors constituting the initial Board of Directors of this corporation shall be one (1). The name and address of the individual who is to serve as Director until the successor/s is elected and qualified is as follows:

NAME                        ADDRESS
----                        -------
PAUL ANDREW STOCK           130 S. 900 E. # 102, SALT LAKE CITY, UTAH 84102

                                   ARTICLE IX

                                  INCORPORATORS

     The name and address of the incorporators are:

NAME                        ADDRESS
----                        -------
FRANK LEO SPANGLER          1317 ROYAL TROON #11, HOLLADAY, UTAH 84124

PAUL ANDREW STOCK           130 S. 900 E. #102, SALT LAKE CITY, UTAH 84102

PETER DOUGLAS PIXTON        4272 S. MACKAY ST., TAYLORSVILLE, UTAH 84123

                                    ARTICLE X

                                NON-ASSESSABILITY

     Shares of this corporation shall not be subject to assessment for payment of debts of the corporation..

                                   ARTICLE XI

                          EXEMPTION FROM CORPORATE DEBT

     The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

                                        3
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                                   ARTICLE XII

                              DIRECTOR'S CONTRACTS

     Before assuming the office of Director or other officer of this corporation, each person assuming such office shall disclose any pecuniary interest he or she has with any other business or corporation. Also, while holding such office, disclosures shall be made of any new and pending contracts with any business or corporation such person has.

                      DATED this 28th day of January, 1999.


REGISTERED AGENT                          INCORPORATORS


/s/ Frank Leo Spangler                    /s/ Frank Leo Spangler
------------------------                  -------------------------
FRANK LEO SPANGLER                        FRANK LEO SPANGLER


                                          /s/ Paul Andrew Stock
                                          -----------------------
                                          PAUL ANDREW STOCK


                                          /s/ Peter D. Pixton
                                          -----------------------
                                          PETER DOUGLAS PIXTON

                                        4
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                                                                      60 217572
                                                                      1439331

                              ARTICLES OF AMENDMENT

                                       OF

                       3-GEN DIAGNOSTIC LABORATORIES, INC.

                                   ARTICLE IV

                                     SHARES

     The aggregate number of shares, which this corporation shall have authority to issue, is 10,000,000 shares, at one dollar ($1.00) par value. All stock of the corporation shall be of the same class, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call or assessment.

All previously issued shares have been returned and a new initial offering will be held after this Article of Amendment is adopted and finalized.

This amendment is adopted by the Board of Directors and share holder approval is not required as all shares issued have been returned to the corporation to be reissued after the filing of this amendment.

                        DATED this 21 day of March, 2000.


                                          Board of Directors

[SEAL]
                                          /s/ Frank Leo Spangler
                                          -------------------------
                                          Frank Leo Spangler
                                          President

                                          /s/ Sam Ray Page
                                          -----------------------
                                          Sam Ray Page
                                          Vice President

                                          /s/ C. Lars Mouritsen
                                          -----------------------
                                          C. Lars Mouritsen
                                          Secretary/Treasurer

                                                                          [SEAL]